Exhibit 99.1

Apple Reports Fourth Quarter Results

Services Revenue Reaches All-Time High of $12.5 Billion

EPS Sets New Fourth Quarter Record of $3.03

CUPERTINO, California — October 30, 2019 — Apple® today announced financial results for its fiscal 2019 fourth quarter ended September 28, 2019. The Company posted quarterly revenue of $64 billion, an increase of 2 percent from the year-ago quarter, and quarterly earnings per diluted share of $3.03, up 4 percent. International sales accounted for 60 percent of the quarter’s revenue.

“We concluded a groundbreaking fiscal 2019 with our highest Q4 revenue ever, fueled by accelerating growth from Services, Wearables and iPad,” said Tim Cook, Apple’s CEO. “With customers and reviewers raving about the new generation of iPhones, today’s debut of new, noise-cancelling AirPods Pro, the hotly-anticipated arrival of Apple TV+ just two days away, and our best lineup of products and services ever, we’re very optimistic about what the holiday quarter has in store.”

“Our strong business performance drove record Q4 EPS of $3.03 and record Q4 operating cash flow of $19.9 billion,” said Luca Maestri, Apple’s CFO. “We also returned over $21 billion to shareholders, including almost $18 billion in share repurchases and $3.5 billion in dividends and equivalents, as we continue on our path to reaching a net cash neutral position over time.”

Apple is providing the following guidance for its fiscal 2020 first quarter:

•	revenue between $85.5 billion and $89.5 billion

•	gross margin between 37.5 percent and 38.5 percent

•	operating expenses between $9.6 billion and $9.8 billion

•	other income/(expense) of $200 million

•	tax rate of approximately 16.5 percent

Apple’s board of directors has declared a cash dividend of $0.77 per share of the Company’s common stock. The dividend is payable on November 14, 2019 to shareholders of record as of the close of business on November 11, 2019.

Apple will provide live streaming of its Q4 2019 financial results conference call beginning at 2:00 p.m. PDT on October 30, 2019 at www.apple.com/investor/earnings-call/. This webcast will also be available for replay for approximately two weeks thereafter.

Apple periodically provides information for investors on its corporate website, apple.com, and its investors relations website, investor.apple.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance and details related to its annual meeting of shareholders.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about the Company’s estimated revenue, gross margin, operating expenses, other income/(expense), tax rate, and plans for return of capital. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation: the effect of global and regional economic conditions on the Company's business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services and technological innovations on a timely basis; the effect that shifts in the mix of products and services and in the geographic, currency or channel mix, component cost increases, increases in the cost of acquiring and delivering content for the Company’s services, price competition, or the introduction of new products or services, including new products or services with higher cost structures, could have on the Company’s gross margin; the dependency of the Company on the performance of distributors of the Company's products, including cellular network carriers and other resellers; the risk of write-downs on the value of inventory and other assets and purchase commitment cancellation risk; the continued availability on acceptable terms, or at all, of certain components, services and new technologies essential to the Company's business, including components and technologies that may only be available from single or limited sources; the dependency of the Company on manufacturing and logistics services provided by third parties, many of which are located outside of the US and which may affect the quality, quantity or cost of products manufactured or services rendered to the Company; the effect of product and services design and manufacturing defects on the Company’s financial performance and reputation; the dependency of the Company on third-party intellectual property and digital content, which may not be available to the Company on commercially reasonable terms or at all; the dependency of the Company on support from third-party software developers to develop and maintain software applications and services for the Company’s products; the impact of unfavorable legal proceedings, such as a potential finding that the Company has infringed on the intellectual property rights of others; the impact of complex and changing laws and regulations worldwide, which expose the Company to potential liabilities, increased costs and other adverse effects on the Company’s business; the ability of the Company to manage risks associated with the Company’s retail stores; the ability of the Company to manage risks associated with the Company’s investments in new business strategies and acquisitions; the impact on the Company's business and reputation from information technology system failures, network disruptions or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; the continued service and availability of key executives and employees; political events, international trade disputes, war, terrorism, natural disasters, public health issues, and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company’s investment portfolio; and changes in tax rates and exposure to additional tax liabilities. More information on these risks and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch and Apple TV. Apple’s four software platforms — iOS, macOS, watchOS and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay and iCloud. Apple’s more than 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:
Kristin Huguet
Apple
khuguet@apple.com
(408) 974-2414

Investor Relations Contacts:
Nancy Paxton
Apple
paxton1@apple.com
(408) 974-5420
Tejas Gala
Apple
tgala@apple.com
(669) 227-2402

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or call Apple’s Media Helpline at (408) 974-2042.
© 2019 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Twelve Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net sales:
Products	$51,529	$52,301	$213,883	$225,847
Services	12,511	10,599	46,291	39,748
Total net sales (1)	64,040	62,900	260,174	265,595
Cost of sales:
Products	35,238	34,697	144,996	148,164
Services	4,489	4,119	16,786	15,592
Total cost of sales	39,727	38,816	161,782	163,756
Gross margin	24,313	24,084	98,392	101,839

Operating expenses:
Research and development	4,110	3,750	16,217	14,236
Selling, general and administrative	4,578	4,216	18,245	16,705
Total operating expenses	8,688	7,966	34,462	30,941

Operating income	15,625	16,118	63,930	70,898
Other income/(expense), net	502	303	1,807	2,005
Income before provision for income taxes	16,127	16,421	65,737	72,903
Provision for income taxes	2,441	2,296	10,481	13,372
Net income	$13,686	$14,125	$55,256	$59,531

Earnings per share:
Basic	$3.05	$2.94	$11.97	$12.01
Diluted	$3.03	$2.91	$11.89	$11.91
Shares used in computing earnings per share:
Basic	4,490,812	4,801,589	4,617,834	4,955,377
Diluted	4,520,373	4,847,547	4,648,913	5,000,109

(1) Net sales by reportable segment:
Americas	$29,322	$27,517	$116,914	$112,093
Europe	14,946	15,382	60,288	62,420
Greater China	11,134	11,411	43,678	51,942
Japan	4,982	5,161	21,506	21,733
Rest of Asia Pacific	3,656	3,429	17,788	17,407
Total net sales	$64,040	$62,900	$260,174	$265,595

(1) Net sales by category:
iPhone	$33,362	$36,755	$142,381	$164,888
Mac	6,991	7,340	25,740	25,198
iPad	4,656	3,983	21,280	18,380
Wearables, Home and Accessories	6,520	4,223	24,482	17,381
Services	12,511	10,599	46,291	39,748
Total net sales	$64,040	$62,900	$260,174	$265,595

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares which are reflected in thousands and par value)

	September 28, 2019	September 29, 2018
ASSETS:
Current assets:
Cash and cash equivalents	$48,844	$25,913
Marketable securities	51,713	40,388
Accounts receivable, net	22,926	23,186
Inventories	4,106	3,956
Vendor non-trade receivables	22,878	25,809
Other current assets	12,352	12,087
Total current assets	162,819	131,339

Non-current assets:
Marketable securities	105,341	170,799
Property, plant and equipment, net	37,378	41,304
Other non-current assets	32,978	22,283
Total non-current assets	175,697	234,386
Total assets	$338,516	$365,725

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$46,236	$55,888
Other current liabilities	37,720	33,327
Deferred revenue	5,522	5,966
Commercial paper	5,980	11,964
Term debt	10,260	8,784
Total current liabilities	105,718	115,929

Non-current liabilities:
Term debt	91,807	93,735
Other non-current liabilities	50,503	48,914
Total non-current liabilities	142,310	142,649
Total liabilities	248,028	258,578

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 12,600,000 shares authorized; 4,443,236 and 4,754,986 shares issued and outstanding, respectively	45,174	40,201
Retained earnings	45,898	70,400
Accumulated other comprehensive income/(loss)	(584)	(3,454)
Total shareholders’ equity	90,488	107,147
Total liabilities and shareholders’ equity	$338,516	$365,725

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Twelve Months Ended
	September 28, 2019	September 29, 2018
Cash, cash equivalents and restricted cash, beginning balances	$25,913	$20,289
Operating activities:
Net income	55,256	59,531
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	12,547	10,903
Share-based compensation expense	6,068	5,340
Deferred income tax benefit	(340)	(32,590)
Other	(652)	(444)
Changes in operating assets and liabilities:
Accounts receivable, net	245	(5,322)
Inventories	(289)	828
Vendor non-trade receivables	2,931	(8,010)
Other current and non-current assets	873	(423)
Accounts payable	(1,923)	9,175
Deferred revenue	(625)	(3)
Other current and non-current liabilities	(4,700)	38,449
Cash generated by operating activities	69,391	77,434
Investing activities:
Purchases of marketable securities	(39,630)	(71,356)
Proceeds from maturities of marketable securities	40,102	55,881
Proceeds from sales of marketable securities	56,988	47,838
Payments for acquisition of property, plant and equipment	(10,495)	(13,313)
Payments made in connection with business acquisitions, net	(624)	(721)
Purchases of non-marketable securities	(1,001)	(1,871)
Proceeds from non-marketable securities	1,634	353
Other	(1,078)	(745)
Cash generated by investing activities	45,896	16,066
Financing activities:
Proceeds from issuance of common stock	781	669
Payments for taxes related to net share settlement of equity awards	(2,817)	(2,527)
Payments for dividends and dividend equivalents	(14,119)	(13,712)
Repurchases of common stock	(66,897)	(72,738)
Proceeds from issuance of term debt, net	6,963	6,969
Repayments of term debt	(8,805)	(6,500)
Repayments of commercial paper, net	(5,977)	(37)
Other	(105)	—
Cash used in financing activities	(90,976)	(87,876)
Increase in cash, cash equivalents and restricted cash	24,311	5,624
Cash, cash equivalents and restricted cash, ending balances	$50,224	$25,913
Supplemental cash flow disclosure:
Cash paid for income taxes, net	$15,263	$10,417
Cash paid for interest	$3,423	$3,022